Exhibit 10.2

LIGHTNING GAMING, INC.
2007 EQUITY INCENTIVE PLAN
NONQUALIFIED STOCK OPTION AGREEMENT

This NONQUALIFIED STOCK OPTION AGREEMENT (this “Option Agreement”), dated as of the ____ day of ________________ (the “Grant Date”), is between Lightning Gaming, Inc., a Nevada corporation (the “Company”), and _______________ (the “Optionee”), a _________ of the Company or of a “Related Corporation,” as defined in the Lightning Gaming, Inc. 2007 Equity Incentive Plan (the “Plan”).

WHEREAS, the Company desires to give the Optionee the opportunity to purchase shares of common stock of the Company (“Common Stock”) in accordance with the provisions of the Plan, a copy of which is attached hereto;

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto, intending to be legally bound hereby, agree as follows:

1.           Grant of Option.  The Company hereby grants to the Optionee the right and option (the “Option”) to purchase all or any part of an aggregate of ________ shares of Common Stock. The Option is in all respects limited and conditioned as hereinafter provided, and is subject in all respects to the terms and conditions of the Plan now in effect and as it may be amended from time to time (but only to the extent that such amendments apply to outstanding options). Such terms and conditions are incorporated herein by reference, made a part hereof, and shall control in the event of any conflict with any other terms of this Option Agreement. The Option granted hereunder is intended to be a nonqualified stock option (“NQSO”) and not an incentive stock option, as such term is defined in section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

The Optionee acknowledges that he or she has received a copy of the Plan together with, or prior to receipt of, this Option Agreement and that he or she has fully reviewed the Plan.

2.           Exercise Price.  The exercise price of the shares of Common Stock covered by this Option shall be $____ per share.  It is the determination of the “Committee” (as defined in the Plan) that on the Grant Date the exercise price was not less than the greater of (i) 100% of the “Fair Market Value” (as defined in the Plan) of a share of Common Stock, or (ii) the par value of a share of Common Stock.

3.           Term.  Unless earlier terminated pursuant to any provision of the Plan or this Option Agreement, this Option shall expire on ______________________ (the “Expiration Date”), which date is not more than 10 years from the Grant Date. This Option shall not be exercisable on or after the Expiration Date.

4.           Exercise of Option.  The Optionee shall have the right to purchase from the Company, on and after the following vesting dates, the following number of shares of Common Stock subject to the Option, provided the Optionee has not terminated his or her service as of the applicable vesting date:

Date Installment Becomes Exercisable (Vesting Date)	Number of Shares

Notwithstanding the above, the Option shall be fully vested on the date of a Change in Control. A Change in Control shall be deemed to occur for this purpose if:

(i)           A person, including a “group” as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, becomes the beneficial owner, directly or indirectly, of 50.1% or more of the total voting power or fair market value of stock of the Company.

(ii)           There is a sale of all or substantially all the assets of the Company.

(iii)           There is a merger or consolidation of the Company as a result of which the individuals and entities who were the beneficial owners of the stock of the Company do not beneficially own, immediately after such merger or consolidation, directly or indirectly, 50.1% or more of the total voting power and fair market value of the stock resulting from such merger or consolidation in substantially the same proportion as their ownership of the stock of the Company prior to such merger or consolidation.

The Committee may accelerate any vesting date of the Option, in its discretion, if it deems such acceleration to be desirable. Once the Option becomes vested, it will remain vested and exercisable until it is exercised or until it terminates.

5.           Method of Exercising Option. Subject to the terms and conditions of this Option Agreement and the Plan, the Option may be exercised by written notice to the Company at its principal office, which is presently located at 106 Chelsea Parkway, Boothwyn, Pennsylvania 19061. The form of such notice is attached hereto and shall state the election to exercise the Option and the number of whole shares with respect to which it is being exercised; shall be signed by the person or persons so exercising the Option; and shall be accompanied by payment of the full exercise price of such shares. Only full shares will be issued.

The exercise price shall be paid to the Company -

(a)            in cash, or by check (acceptable to the Company), bank draft, or money order;

(b)           through the delivery of shares of Common Stock previously acquired by the Optionee;

(c)           in shares of Common Stock newly acquired by the Optionee upon the exercise of the Option; or

(d)           in any combination of (a), (b), or (c) above.

In the event the exercise price is paid, in whole or in part, with shares of Common Stock, the portion of the exercise price so paid shall be equal to the “Fair Market Value” (as defined in the Plan) of the Common Stock surrendered on the date of exercise.

Upon receipt of notice of exercise and payment, the Company shall deliver a certificate or certificates representing the shares with respect to which the Option is so exercised. The Optionee shall obtain the rights of a shareholder upon receipt of the certificate(s) representing such Common Stock.

Such certificate(s) shall be registered in the name of the person so exercising the Option (or, if the Option is exercised by the Optionee and if the Optionee so requests in the notice exercising the Option, shall be registered in the name of the Optionee and the Optionee’s spouse jointly, with right of survivorship), and shall be delivered as provided above to, or upon the written order of, the person exercising the Option. In the event the Option is exercised by any person or persons after the death or “Disability” (as defined in the Plan) of the Optionee, the notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. All shares that are purchased upon exercise of the Option as provided herein shall be fully paid and non-assessable.

6.           Shares to be Purchased for Investment. Unless the Company has notified the Optionee that a registration statement covering the shares to be acquired upon the exercise of the Option has become effective under the Securities Act of 1933, as amended (the “Act”), and the Company has not thereafter notified the Optionee that such registration statement is no longer effective, it shall be a condition to any exercise of this Option that the shares acquired upon such exercise be acquired for investment and not with a view to distribution, and the person effecting such exercise shall submit to the Company a certificate of such investment intent, together with such other evidence supporting the same as the Company may request. The Company shall be entitled to restrict the transferability of the shares issued upon any such exercise to the extent necessary to avoid a risk of violation of the Act (or of any rules or regulations promulgated thereunder), or of any state laws or regulations. Such restrictions may, at the option of the Company, be noted or set forth in full on the share certificates.

7.           Non-Transferability of Option. This Option is not assignable or transferable, in whole or in part, by the Optionee other than by will or by the laws of descent and distribution.  During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee or, in the event of his or her Disability, by his or her guardian or legal representative.

8.           Termination of Service.  If the Optionee’s service with the Company and all Related Corporations is terminated prior to the Expiration Date for any reason, other than for “Cause” (as defined in the Plan), death or Disability, this Option may be exercised at any time prior to the Expiration Date, but only to the extent of the number of shares with respect to which the Optionee could have exercised it immediately before such termination of service. Any part of the Option that was not exercisable immediately before the Optionee’s termination of service shall terminate at that time. In the event the Optionee’s service is terminated for Cause, this Option (regardless of the extent to which it was then exercisable) shall terminate in its entirety on the date of such termination of service.

9.           Disability.  If the Optionee incurs a Disability during his or her service and, prior to the Expiration Date, the Optionee’s service is terminated as a consequence of such Disability, this Option may be exercised at any time prior to the Expiration Date, but only to the extent of the number of shares with respect to which the Optionee could have exercised it immediately before such termination of service.  Any part of the Option that was not exercisable immediately before the Optionee’s termination of service shall terminate at that time.

10.           Death.  If the Optionee dies during his or her service and prior to the Expiration Date, or if the Optionee’s service is terminated for any other reason except Cause (as described in Paragraphs 8 and 9) and the Optionee dies following his or her termination of service but prior to the Expiration Date, this Option may be exercised at any time prior to the Expiration Date by the Optionee’s estate, personal representative or beneficiary who acquired the right to exercise this Option by bequest or inheritance or by reason of the Optionee’s death, but only to the extent of the number of shares with respect to which the Optionee could have exercised it immediately prior to his or her death. Any part of the Option that was not exercisable immediately before the Optionee’s death shall terminate at that time.

11.           Withholding of Taxes.  The obligation of the Company to deliver shares of Common Stock upon the exercise of this Option shall be subject to applicable federal, state and local tax withholding requirements.  If the exercise of the Option is subject to the withholding requirements of applicable federal, state or local tax law, the Optionee, subject to the provisions of the Plan and such additional withholding rules (the “Withholding Rules”) as shall be adopted by the Committee, may satisfy the withholding tax, in whole or in part, by electing to have the Company withhold (or by returning to the Company) shares of Common Stock, which shares shall be valued, for this purpose, at their Fair Market Value on the date the amount attributable to the exercise of the Option is includable in income by the Optionee under section 83 of the Code.  Such election must be made in compliance with and subject to the Withholding Rules, and the Company may limit the number of withheld shares to the extent necessary to avoid adverse accounting consequences.

12.           Rights as a Shareholder.  The issuance of a stock certificate shall be conditioned upon the Optionee’s execution of any Shareholders Agreement in effect at such time.

13.           Governing Law.  This Option Agreement shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the State of Nevada (without reference to principles of conflict of laws) shall govern the operation of, and the rights of the Optionee under, the Plan and the Option.

IN WITNESS WHEREOF, this Option Agreement has been duly executed by the Company and the Optionee as of the date first set forth above.

LIGHTNING GAMING, INC.:

By: ______________________________
Name:
Title:

OPTIONEE:

__________________________________
Name:

LIGHTNING GAMING, INC.

2007 EQUITY INCENTIVE PLAN

Notice of Exercise of Nonqualified Stock Option

I hereby exercise the nonqualified stock option granted to me pursuant to the Nonqualified Stock Option Agreement dated as of __________________, ___ (the “Option”), by Lightning Gaming, Inc. (the “Company”), with respect to the following number of shares of the Company’s common stock (“Shares”) covered by the Option:

Number of Shares to be purchased:            _______

Purchase price per Share:                             $______

Total purchase price:                                     $______

____	A.	Enclosed is cash or my check, bank draft, or money order in the amount of $_________ in full/partial [circle one] payment for such Shares;

and/or

____	B.	Enclosed is/are	Share(s) with a total fair market value of $________ on the date hereof in full/partial [circle one] payment for such Shares;

and/or

____	C.	I elect to satisfy the payment for Shares purchased hereunder by having the Company withhold newly acquired Shares pursuant to the exercise of the Option.

Please have the certificate or certificates representing the purchased Shares registered in the following name or names*: ________________________________________; and sent to ________________________________________________________________.

If the condition in Paragraph 6 (“Shares to be Purchased for Investment”) of the Nonqualified Stock Option Agreement related to the Shares purchased hereby is applicable, the undersigned hereby certifies that the Shares purchased hereby are being acquired for investment and not with a view to the distribution of such Shares.

DATE:
Optionee’s Signature

* Certificates may be registered in the name of the Optionee alone or in the joint names (with right of survivorship) of the Optionee and his or her spouse.